Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GO Acquisition Corp. (the “Company”) on Form 10-Q/A, Amendment No. 1, for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guy Weltsch, President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: March 10, 2022

/s/ Guy Weltsch
Guy Weltsch
President and Chief Financial Officer
(Principal Financial and Accounting Officer)